UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 12, 2013, the Company issued an unsecured promissory note in the amount of $1,500,000 principal together with Warrants (the “Warrants”) to purchase up to 107,142 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) to Gary C. Evans, Chairman of the Board of the Company. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $0.01 per share. These Warrants have an expiration date five years from the date of issuance.

Mr. Evans loaned the Company the proceeds as part of his $2 million letter of credit support he has issued to the Company. The promissory note will be an unsecured obligation of the Company. The Company will pay principal and all accrued interest on the promissory note on or before March 1, 2014, unless extended by the Company for thirty days. In addition, the Company may prepay the promissory note in whole or in part at any time.

The Company completed the transaction in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the 1933 Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title

4.01	Form of Warrant between the Company and Gary C. Evans, dated December 12, 2013

10.1	Form of Note between the Company and Gary C. Evans, dated December 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: December 12, 2013	By:	/s/ Morgan F. Johnston
	Name:	Morgan F. Johnston
	Title:	Sr. VP, General Counsel and Secretary

Exhibit Number	Exhibit Title

4.01	Form of Warrant between the Company and Gary C. Evans, dated December 12, 2013

10.1	Form of Note between the Company and Gary C. Evans, dated December 12, 2013